GUILFORD PHARMACEUTICALS INC. EMPLOYEE RETENTION PLAN

1. Purpose and Effective Date. This Guilford Pharmaceuticals Inc. Employee Retention Plan (this “Plan”) is effective as of the 6th day of April 2005 (the “Effective Date”). The Plan is a discretionary retention bonus program for the benefit of those employees (“Participants”) of Guilford Pharmaceuticals Inc. (the “Company”) who are selected for participation by the Compensation Committee of the Company’s Board of Directors. This Plan is intended to qualify as a compensation or bonus plan that is exempt from the application of the Employee Retirement Income Security Act of 1974, as amended, by reason of Section 3 of such Act.

2. Definitions. Capitalized terms used in this Plan without definition shall have the meanings given such terms in this Section 2.

a. “2005 Incentive Compensation Plan” means the incentive compensation plan adopted by the Committee in respect of the Company’s 2005 performance.

b. “Additional Incentive Bonus” means the additional percentage of an Participant’s annual incentive bonus that a Participant may be entitled to under this Plan.

c. “Base Salary” means a Participant’s annual base salary as in effect on the Effective Date and with respect to any Participant who may be added after the Effective Date, such Participant’s annual base salary on the date the Participant is added.

d. “Cause” means (i) being convicted of a crime involving fraud or theft against the Company or of a felony involving moral turpitude, (ii) having improperly disclosed material trade secrets or other proprietary information of the Company, other than in good faith performance of duties, (iii) having willingly failed to, or refused to attempt in good faith to, perform material legally assigned duties with regard to the Company (other than as a result of a Disability), or (iv) having engaged in gross negligence or willful misconduct with regard to the Company that causes substantial and material harm to the business and operations of the Company.

e. “Change in Control” means the occurrence of any of the following

(i) if any “person” (including, without limitation, any individual, sole proprietorship, partnership, trust, corporation, association, joint venture, pool, syndicate, or other entity, whether or not incorporated), or any two or more persons acting as a syndicate or group or otherwise acting in concert with regard to the ownership of securities of the Company and thereby deemed collectively to be a “person”) as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes, after the date hereof, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities, unless, if in a transaction in which a “person” becomes, after the date hereof, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing less than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, prior to the acquisition by such person of securities of the Company which causes such person to have such beneficial ownership, the full Board of Directors shall by at least a two-thirds vote have specifically approved such acquisition and determined that such acquisition shall not constitute a Change in Control for purposes of this Agreement despite such beneficial ownership;

(ii) if the Company consolidates with, or merges with or into another entity or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any entity consolidates with, or merges with or into, the Company (a “Transaction”), in any such event pursuant to a Transaction in which the owners of outstanding voting stock of the Company immediately prior to such Transaction do not represent at least a majority of the voting power in the surviving entity after the Transaction in approximately in the same proportions; or

(iii) if the shareholders of the Company approve a plan of liquidation or dissolution.

f. “Disability” means any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 90 consecutive days , and that renders the Participant unable to perform the duties of his or her position with the Company. The date of the determination of Disability is the date on which the Participant is certified as having incurred a Disability by a physician reasonably acceptable to the Company.

g. “Good Reason” means with respect to any Participant the occurrence of any one of the following events: (i) assignment to the Participant of any duties materially and adversely inconsistent with the Participant’s then current position (or such other position to which he or she may have been promoted), or any other action that results in a material and adverse change in the Participant’s position, status, title or responsibilities, (ii) any reduction in the Participant’s annual base salary as in effect on the Effective Date (or, if later, the date a Participant becomes a Participant) or (iii) any change that would require the Participant’s place of employment to be located outside a radius of 50 miles of the Participant’s then current place of employment, and if, in the case of each of the events described by clauses (i) through (iii) without the Participant’s consent, the Company fails to cure the event within 30 days after written notice to the Chief Executive Officer of the Company from the Participant; provided, however, that if the event is intentional, knowing or repeated, the Participant shall not be required to provide written notice or an opportunity to cure.

h. “RSU,” or “RSUs” means restricted stock units of the Company granted under the Company’s 2002 Stock Award and Incentive Plan.

i. “Stay Bonus” means the amount of the cash bonus payable to a Participant in accordance with the terms of this Plan.

3. Eligibility and Participation. Eligibility and participation shall be in the sole discretion of the Committee, and the Chief Executive Officer of the Company will notify those employees selected by the Committee to participate in this Plan and the tier into which each is placed. The Participants are divided into five tiers, based on their positions within the Company and the potential Stay Bonus payable to them as described in Section 4.

4. Stay Bonus. This Plan is designed to encourage Participants to remain with the Company and perform in a satisfactory manner during a prescribed period that begins on the Effective Date and ends on December 6, 2005, for Tier I and II participants, and on April 6, 2006, for Tier III, IV and V participants (in either case, the “Stay Bonus Period”). The maximum Stay Bonus payable to Participants who remain for the entire Stay Bonus Period is a specified percentage of Base Salary, which differs depending on the tier in which the Participant participates. Except as otherwise indicated in this Plan, the Stay Bonus is earned and payable based on satisfactory service (as determined in the sole good faith judgment of the Committee) throughout the Stay Bonus Period.

a. Stay Bonus. The Stay Bonus for each tier is the specified percentage of Base Salary as follows (each an “Applicable Percentage”):

Tier	Percentage of Base Salary
Tier 1	25%

Tier 2	25%

Tier 3	15%

Tier 4	12.5%

Tier 5	10%

b. Service Requirements; Pro-rata Bonus for Early Termination. Except as otherwise specified in this Plan, if (i) the Participant remains employed by the Company for the entire Stay Bonus Period and continues to satisfy all of the conditions for participation, or (ii) a Participant’s employment with the Company is terminated by the Company other than for cause, the Participant dies or suffers a Disability, or the Participant terminates his or her employement with the Company for Good Reason, (in any case, a “Terminated Participant”) then such Participant shall receive a Stay Bonus which shall be equal to the product of the Applicable Percentage multiplied by such Participant’s Base Salary.

c. Form of Payment. The Stay Bonus payable to a Participant shall be paid in a lump sum and shall be subject to payroll taxes and other withholdings according to the Company’s standard payroll practices. The payment shall be made in connection with the Company’s first regular payroll period occurring after the conclusion of the applicable Stay Bonus Period. If a Stay Bonus is owed to a Terminated Participant, it will be paid to the Terminated Participant in connection with the Company’s first regular payroll period occurring after the Terminated Participant’s employment has been terminated.

d. Additional Participants. The Committee, in its sole discretion, reserves the right to select additional Participants who are not participants in this Plan as of the Effective Date in order to obtain or retain their services and avoid the disruption and cost of attrition among employees with important knowledge or skills.

e. Tier I Participants. In addition to the Stay Bonus, each Tier I Participant shall be entitled to an Additional Incentive Bonus equal to 50% of the Tier I Participant’s annual incentive target bonus if the Committee determines that the Tier I Participant has achieved 100% of his or her target bonus under the Company’s 2005 Incentive Compensation Plan. The Additional Incentive Bonus shall be payable on account of the Tier I Participant’s 2005 performance and shall be paid in accordance with the Company’s regular 2005 Incentive Compensation Plan incentive payments. The Additional Incentive Bonus shall not be payable if (i) there is a Change of Control, (ii) the Tier I Participant’s employment is terminated for any reason prior to the expiration of the performance period, or (iii) the Tier I Participant dies or suffers a Disability.

5. RSUs. Subject to the approval by the Company’s stockholders of an amendment to the Company’s 2002 Stock Award and Incentive Plan at the Company’s 2005 Annual Meeting of Stockholders, the Committee shall grant on May 18, 2005 to each person who is a Participant on the Effective Date, the RSUs set forth in the chart below.

Tier	RSUs
Tier 1	8,000 – 18,000*

Tier 2	8,000 – 12,000*

Tier 3	2,500

Tier 4	1,000

Tier 5	750

*designates that the RSUs award shall be within the specified range, at the discretion of the Committee.

Each such RSU grant shall be on the terms and conditions set forth on Attachment A to this Plan. Additional Participants after the Effective Date shall be entitled to receive RSU grants in the discretion of the Committee. If the amendment referred to above is not approved, then any right to grants of RSUs under this Plan shall be void and of no further effect.

6. Termination of Participation.

a. Events. A Participant’s participation in this Plan shall automatically terminate, without notice to or consent by such Participant, upon the first to occur of either of the following events with respect to such Participant: (1) termination of employment by the Company for Cause, or (2) termination of employment by the Participant other than for Good Reason.

b. Effect of Termination for Cause or Resignation without Good Reason. In the event a Participant’s employment is terminated by the Company for Cause or a Participant terminates his or her employment with the Company other than for Good Reason, the Participant shall forfeit his or her entire right to any payment under this Plan.

7. Change in Control. If there is a Change in Control of the Company, 100% of the Stay Bonus shall vest with respect to all Participants and shall be payable immediately upon the consummation of the transaction pursuant to which the Company undergoes the Change in Control.

8. Binding Authority. The decisions of the Committee shall be final and conclusive for all purposes of this Plan and shall not be subject to any appeal or review.

9. Source of Payments. All Stay Bonus payments will be paid in cash from the general funds of the Company; no separate fund will be established.

10. Amendment. This Plan may be amended by the Committee at any time and without notice to or the consent of Participants if and so long as the rights and benefits of the Participants are not materially and adversely affected by such amendment.

11. Severability. If any term or condition of this Plan shall be invalid or unenforceable, the remainder of this Plan shall not be affected thereby and shall continue in effect and application to the full extent permitted by law.

12. No Employment Rights. Neither the establishment nor the terms of this Plan shall be held or construed to confer upon any employee the right to a continuation of employment by the Company, nor constitute a contract of employment, express or implied. Subject to any applicable employment agreement, the Company reserves the right to dismiss or otherwise deal with any employee, including the Participants, to the same extent as though this Plan had not been adopted. Nothing in this Plan is intended to alter the “at-will” status of Participants, it being understood that, except to the extent otherwise expressly set forth to the contrary in a written employment agreement, the employment of any Participant can be terminated at any time by either the Company or the employee with or without notice, with or without cause.

13. Transferability of Rights. The Company shall have the right to transfer its obligations under this Plan, with respect to one or more Participants, to any person, including any purchaser of all or any part of the Company’s business. No Participant or spouse shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy that the Participant may have at any time to receive payments of benefits hereunder, which benefits and the rights thereto are expressly declared to be non-assignable and nontransferable, except to the extent required by law. Any attempt by a Participant to transfer or assign a benefit or any rights granted hereunder shall (after consideration of such facts as the Company deems pertinent) be grounds for terminating any rights of the Participant to any portion of this Plan benefits not previously paid.

14. Extension of Plan. The Company, in the discretion of the Committee, reserves the right to extend the terms of this Plan for such additional periods as it deems necessary to those members of its workforce that it deems necessary. The terms and conditions under which additional Stay Bonuses may be awarded shall be determined, if at all, upon this Plan’s extension.

15. Governing Law. This Plan shall be construed, administered and enforced according to the laws of the State of Maryland (without giving effect to principles of conflicts of interest).

IN WITNESS WHEREOF, this Plan has been adopted by the Compensation Committee of the Board of Directors Guilford Pharmaceuticals Inc. as of the Effective Date.

GUILFORD PHARMACEUTICALS INC.

By:

George L. Bunting, Jr.
Chairman of the Board of Directors and

Chairman of the Compensation Committee

Attachment A

GUILFORD PHARMACEUTICALS INC.
FORM OF RESTRICTED STOCK UNIT AGREEMENT

Guilford Pharmaceuticals Inc., a Delaware corporation (the “Company”), hereby grants units relating to its common stock, $.01 par value, (the “Stock”) to the Grantee named below, subject to the vesting conditions set forth in the attachment.

Capitalized terms used in this Restricted Stock Unit Agreement without definition shall have the meanings given to such terms in the Guilford Pharmaceuticals Inc. Employee Retention Plan.

Grant Date:      -      , 2005

Name of Grantee:

Grantee’s Social Security Number:      -     -

Number of Restricted Stock Units Covered by Grant:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement.

Grantee:

(Signature)

Company:

(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

GUILFORD PHARMACEUTICALS INC.
FORM OF RESTRICTED STOCK UNIT AGREEMENT

Nontransferability	This grant is an award of
Restricted Stock Units in the
number set forth on the cover
sheet and subject to the vesting
conditions described below
(“Restricted Stock Units”). Your
Restricted Stock Units may not be
transferred, assigned, pledged or
hypothecated, whether by
operation of law or otherwise,
nor may the Restricted Stock
Units be made subject to
execution, attachment or similar
process.

Issuance and Vesting	Subject to the terms and
conditions set forth in this
Restricted Stock Unit Agreement,
this Restricted Stock Unit grant
shall become vested 100% on April
5, 2006 (the “Vesting Date”).
This Restricted Stock Unit grant
shall be forfeited if, prior to
the Vesting Date, your employment
with the Company is terminated
for Cause or you terminate your
employment with the Company for
other than Good Reason, your
death or Disability.
The vesting of this Restricted
Stock Unit grant shall be
accelerated as to 100% of the
grant if there is a Change of
Control.

Delivery of Shares Pursuant to Restricted Stock Units	A certificate for the shares of
Stock represented by the
Restricted Stock Units shall be
delivered to you, or to your
eligible beneficiary or your
estate, at such time as the
Restricted Stock Units become
vested; provided, that, if
required by Section 409A of the
Internal Revenue Code and the
regulations thereunder, delivery
of the shares shall not be made
earlier than six months after
your separation from service
within the meaning of Section
409A. The date that certificates
are required to be delivered to
you under this subsection is the
“Payout Date.”
If the Payout Date provided for
in the preceding paragraph would
otherwise occur during a period
in which you are: (a) subject to
a lock-up agreement restricting
your ability to sell shares of
Stock in the open market or (b)
restricted from selling shares of
Stock in the open market because
you are not then eligible to sell
under the Company’s insider
trading or similar plan as then
in effect (whether because a
trading window is not open or you
are otherwise restricted from
trading), the Payout Date will be
delayed until the first date on
which you are no longer
prohibited from selling shares of
Stock due to a lock-up agreement
or insider trading plan
restriction.

Withholding Taxes	You agree, as a condition of this
grant, that you will make
acceptable arrangements to pay
any withholding or other taxes
that may be due as a result of
the vesting of Stock acquired
under this grant. In the event
that the Company determines that
any federal, state, local or
foreign tax or withholding
payment is required relating to
the vesting of shares arising
from this grant, the Company
shall have the right to: (i)
require that you arrange for such
payments to the Company, or (ii)
withhold such amounts from other
payments due to you from the
Company. In the alternative and
only if the Company grants its
approval, you may elect to
satisfy the minimum required
withholding requirements by
forfeiting to the Company shares
of Stock acquired pursuant to
this Agreement in an amount equal
to the withholding or other taxes
due.

Shareholder Rights	You do not have any of the rights of a shareholder with respect to the Restricted Stock Units unless and until the Shares relating to the Restricted Stock Units has been delivered to you.

Adjustments	In the event of a stock split, a
stock dividend or a similar
change in the Company stock, the
maximum number of Restricted
Stock Units covered by this grant
shall be adjusted (and rounded
down to the nearest whole
number). Your Restricted Stock
Units shall be subject to the
terms of the agreement of merger,
liquidation or reorganization in
the event the Company is subject
to such corporate activity in the
same manner as common stock of
the Company, but shall be subject
to the vesting and distribution
provisions hereof.

Applicable Law	This Agreement will be
interpreted and enforced under
the laws of the State of
Delaware, other than any
conflicts or choice of law rule
or principle that might otherwise
refer construction or
interpretation of this Agreement
to the substantive law of another
jurisdiction.

Administration	The interpretation and construction by the Board of Directors of the Company of any provision of this Agreement shall be final, binding and conclusive.